SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 22, 2003
(To Prospectus dated June 24, 2003)


                                  CWMBS, INC.
                                   Depositor

                            Countrywide Home Loans,
                                     Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-42
                                _____________

The Class 1-A-1
Certificates            The Class 1-A-1 Certificates
represent
Obligations of the      o  This supplement relates to the offering of the Class
trust only and do          1-A-1 Certificates of the series referenced above.
not represent an           This supplement does not contain complete
interest in or             information about the offering of the Class 1-A-1
obligation of CWABS,       Certificates. Additional information is contained in
Inc., Countrywide          the prospectus supplement dated August 22, 2003,
Home Loans, Inc.,          prepared in connection with the offering of the
Countrywide Home           offered certificates of the series referenced above,
Loans Servicing LP         in the supplement to the prospectus supplement dated
or any of their            Septemb er 23, 2003, and in the prospectus of the
affiliates.                depositor dated June 24, 2003. You are urged to read
                           this supplement, the prospectus supplement and the
This supplement may        prospectus in full.
be used to offer and
sell the offered        o  As of August 25, 2004, the class certificate balance
certificates only if       of the Class 1-A-1 Certificates was approximately
accompanied by the         $63,520,416.
prospectus
supplement and the
prospectus.





Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 30, 2004

                               THE MORTGAGE POOL

     As of August 1, 2004 (the "Reference Date"), loan group 1 included approximately 132 Mortgage Loans having an aggregate Stated Principal Balance of approximately $67,263,353 and loan group 2 included approximately 804 Mortgage Loans having an aggregate Stated Principal Balance of approximately $395,547,694.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.




                                                                                           As of August 1, 2004
                                                                                   -----------------------------------
                                                                                      Loan Group         Loan Group
                                                                                          1                   2
                                                                                   -----------------------------------
Total Number of Mortgage Loans....................................................       132               804
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
        30-59 Days................................................................      2.27%             2.24%
        60-89 Days................................................................      0.76%             0.12%
        90 days or more (excluding pending foreclosures)..........................      0.00%             0.12%
                                                                                        -----             -----
        Total Delinquencies.......................................................      3.03%             2.48%
                                                                                        =====             =====
Foreclosures Pending..............................................................      0.76%             0.12%
                                                                                        -----             -----
Total Delinquencies and foreclosures pending......................................      3.79%             2.60%
                                                                                        =====             =====

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                          At February 28 (29),                      At December 31,                   At June 30,
                                     ------------------------------  --------------------------------------------  ----------------
                                          2000            2001            2001            2002           2003            2004
                                     --------------  --------------  --------------  --------------  ------------  ----------------
Delinquent Mortgage Loans and
  Pending Foreclosures at Period
  End:
   30-59 days...................          1.36%          1.61%           1.89%           2.11%           2.77%           2.26%
   60-89 days...................          0.22           0.28            0.39            0.53            1.18            0.84
   90 days or more (excluding
    pending foreclosures).......          0.16           0.14            0.23            0.35            1.45            1.31
                                     --------------  --------------  --------------  --------------  ------------  ----------------
      Total of delinquencies....          1.75%          2.03%           2.50%           2.99%           5.41%           4.41%
                                     ==============  ==============  ==============  ==============  ============  ================
Foreclosures pending............          0.16%          0.27%           0.31%           0.31%           1.39%           0.50%
                                     ==============  ==============  ==============  ==============  ============  ================
Total delinquencies and
  foreclosures pending..........          1.91%          2.30%           2.82%           3.31%           6.80%           4.90%
                                     ==============  ==============  ==============  ==============  ============  ================


Net Gains/(Losses) on liquidated
  loans(1)......................       $(3,076,240)    $(2,988,604)    $(5,677,141)   $(10,788,657)   $(16,159,208)   $(9,143,911)
Percentage of Net Gains/(Losses) on
  liquidated loans(1)(2)........         (0.017)%       (0.014)%        (0.022)%        (0.032)%        (0.033)%        (0.018)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on
  average outstanding principal
  balance)(1)...................         (0.017)%       (0.015)%        (0.023)%        (0.033)%        (0.034)%        (0.019)%

______________
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

     The Class 1-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

     As of August 25, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-1 Certificates was approximately $63,520,416, evidencing a beneficial ownership interest of approximately 13.72% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $63,520,416 and evidenced in the aggregate a beneficial ownership interest of approximately 13.72% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $376,739,818 and evidenced in the aggregate a beneficial ownership interest of approximately 81.40% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $22,550,813 and evidenced in the aggregate a beneficial ownership interest of approximately 4.87% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated as set forth in the Prospectus Supplement,

     o for each Mortgage Loan, the Minimum Mortgage Rate shall equal the Gross Margin for that Mortgage Loan,

     o the Class Certificate Balance of the Class 1-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-1 Certificates is September 30, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans - Certain Modifications and Refinancings" "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement,

     o    no class of certificates becomes a Restricted Class,

     o the level of the One-Year LIBOR Index remains constant at 2.24% per annum, and

     o the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Year LIBOR Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstand ing principal balance of a pool of new mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                               Percentage of the
                                                             Prepayment Assumption
                                             --------------------------------------------------
Distribution Date                              0%       15%      20%     25%      30%      40%
-----------------                            ------   ------   ------  ------    -----    -----
Initial..................................      100      100      100     100      100      100
September 2005...........................      99       83       78      73       67       57
September 2006...........................      97       69       60      53       46       33
September 2007...........................      95       57       47      39       31       19
September 2008...........................      93       47       37      28       21       11
September 2009...........................      91       39       29      21       15       7
September 2010...........................      89       33       23      15       10       4
September 2011...........................      87       27       18      11       7        2
September 2012...........................      85       22       14      8        5        1
September 2013...........................      82       18       11      6        3        1
September 2014...........................      80       15       8       4        2        0
September 2015...........................      77       12       6       3        1        0
September 2016...........................      74       10       5       2        1        0
September 2017...........................      71       8        4       2        1        0
September 2018...........................      68       7        3       1        0        0
September 2019...........................      65       5        2       1        0        0
September 2020...........................      61       4        2       1        0        0
September 2021...........................      58       4        1       0        0        0
September 2022...........................      54       3        1       0        0        0
September 2023...........................      50       2        1       0        0        0
September 2024...........................      46       2        1       0        0        0
September 2025...........................      42       1        0       0        0        0
September 2026...........................      37       1        0       0        0        0
September 2027...........................      32       1        0       0        0        0
September 2028...........................      28       1        0       0        0        0
September 2029...........................      22       0        0       0        0        0
September 2030...........................      17       0        0       0        0        0
September 2031...........................      11       0        0       0        0        0
September 2032...........................      5        0        0       0        0        0
September 2033...........................      0        0        0       0        0        0
Weighted Average Life (in years)**.......      17.7     5.2      4.0     3.2      2.6      1.9
______________
(**) Determined as specified under "Weighted Average Lives of the Offered
Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount, Credit Fraud Loss Coverage Amount were approximately $5,977,613, $180,222 and $4,721,947, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class 1-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                                          132
Aggregate Principal Balance                                                $67,263,353
Average Principal Balance                                                    $509,571             $241,700 to $1,500,000
Weighted Average Mortgage Rate                                                4.056%                2.750% to 6.000%
Net Weighted Average Mortgage Rate                                            3.785%                2.491%    5.366%
Weighted Average Original Term (months)                                        360                     360 to 360
Weighted Average Remaining Term (months)                                       347                     344 to 348
Weighted Average Combined Loan-to-Value Ratio                                 71.88%                23.26% to 94.99%

                                 MORTGAGE RATES

                                Number of        Aggregate         Percent of
                                 Mortgage   Principal Balance    Mortgage Loans
Mortgage Rates(%)                 Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
2.750                               1            $400,000               0.59  %
2.875                               1            $830,347               1.23
3.000                               2           $1,017,203              1.51
3.250                               4           $2,518,275              3.74
3.375                               10          $6,340,087              9.43
3.500                               11          $5,221,195              7.76
3.625                               8           $4,150,718              6.17
3.750                               11          $5,374,824              7.99
3.875                               18          $9,081,658             13.50
4.000                               11          $5,028,741              7.48
4.125                               5           $2,780,113              4.13
4.250                               10          $4,866,288              7.23
4.375                               4           $1,701,135              2.53
4.500                               7           $3,059,593              4.55
4.625                               4           $1,320,699              1.96
4.750                               8           $3,636,434              5.41
4.875                               4           $2,906,452              4.32
5.000                               5           $3,391,501              5.04
5.125                               1            $492,170               0.73
5.250                               1            $393,876               0.59
5.375                               1            $343,677               0.51
5.500                               1            $525,000               0.78
5.625                               3           $1,562,744              2.32
6.000                               1            $320,622               0.48
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------


                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                Number of        Aggregate         Percent of
Mortgage Loan                    Mortgage    Principal Balance   Mortgage Loans
Principal Balances                Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
$200,000.01 - $250,000.00           1            $241,700               0.36  %
$300,000.01 - $350,000.00           20          $6,708,051              9.97
$350,000.01 - $400,000.00           31          $11,800,047            17.54
$400,000.01 - $450,000.00           14          $6,006,472              8.93
$450,000.01 - $500,000.00           17          $8,170,311             12.15
$500,000.01 - $550,000.00           10          $5,288,233              7.86
$550,000.01 - $600,000.00           10          $5,784,377              8.60
$600,000.01 - $650,000.00           13          $8,281,009             12.31
$700,000.01 - $750,000.00           1            $716,000               1.06
$750,000.01 - $1,000,000.00         13          $11,607,153            17.26
$1,000,000.01 - $1,500,000.00       2           $2,660,000              3.95
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------

                   DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                Number of        Aggregate         Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
Type of Program                   Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
FULL/ALT                            60          $31,254,621            46.47  %
PREFERRED                           56          $28,215,727            41.95
STREAMLINE                          13          $6,243,041              9.28
REDUCED                             3           $1,549,964              2.30
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------


                         ORIGINAL LOAN-TO-VALUE RATIOS

                                Number of        Aggregate         Percent of
Range of Original                Mortgage    Principal Balance   Mortgage Loans
Loan-to-Value Ratios (%)          Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
0.01 - 50.00                        9           $5,942,449              8.83  %
50.01 - 55.00                       3           $1,369,155              2.04
55.01 - 60.00                       4           $2,096,810              3.12
60.01 - 65.00                       9           $5,757,100              8.56
65.01 - 70.00                       17          $9,611,057             14.29
70.01 - 75.00                       17          $7,713,608             11.47
75.01 - 80.00                       64          $31,162,499            46.33
80.01 - 85.00                       1            $331,952               0.49
85.01 - 90.00                       6           $2,586,972              3.85
90.01 - 95.00                       2            $691,751               1.03
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------


                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                Number of        Aggregate         Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
State                             Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
California                          66          $31,370,539            46.64  %
Colorado                            8           $3,966,709              5.90
Florida                             7           $3,509,032              5.22
Illinois                            4           $2,117,741              3.15
Maryland                            3           $2,173,557              3.23
Massachusetts                       7           $3,605,751              5.36
Nevada                              3           $1,398,675              2.08
New York                            3           $2,261,904              3.36
North Carolina                      4           $3,319,781              4.94
Texas                               5           $2,796,700              4.16
Washington                          7           $2,987,741              4.44
Other (less than 2%)                15          $7,755,223             11.55
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------

                            PURPOSE OF MORTGAGE LOANS

                                Number of        Aggregate          Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
Finance Type                      Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
Purchase                            65          $33,187,672            49.34  %
Refinance (rate/term)               47          $23,525,846            34.98
Refinance (cash out)                20          $10,549,835            15.68
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------



                          TYPES OF MORTGAGED PROPERTIES

                                Number of        Aggregate         Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
        Property Type             Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
Single Family Detached Dwelling    82          $41,465,328              61.65%
Planned Unit Development           37          $19,568,713              29.09
Low-Rise Condominium                9           $4,216,998               6.27
High-Rise Condominium               4           $2,012,314               2.99
--------------------------------------------------------------------------------

Total                              132          $67,263,353            100.00 %
--------------------------------------------------------------------------------



                                 OCCUPANCY TYPES

                                Number of        Aggregate         Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
Occupancy Types                   Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
Primary Residence                  125          $63,130,798            93.86  %
Secondary Residence                 6           $3,134,555              4.66
Investor Property                   1            $998,000               1.48
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------



                           REMAINING TERMS TO MATURITY

                                Number of        Aggregate         Percent of
Remaining Terms to               Mortgage    Principal Balance   Mortgage Loans
Maturity (Months)                 Loans         Outstanding      in Loan Group 1
--------------------------------------------------------------------------------
348                                 77          $38,825,331            57.72  %
347                                 43          $21,866,281            32.51
346                                 4           $2,401,777              3.57
345                                 6           $3,383,962              5.03
344                                 2            $786,001               1.17
--------------------------------------------------------------------------------

Total                              132          $67,263,353           100.00  %
--------------------------------------------------------------------------------

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                       804
Aggregate Principal Balance                             $395,547,694
Average Principal Balance                                 $491,975               $110,487 to $1,856,862
Weighted Average Mortgage Rate                             4.501%                  3.125% to 6.625%
Net Weighted Average Mortgage Rate                         4.237%                  2.866% to 6.366%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    348                       343 to 349
Weighted Average Combined Loan-to-Value Ratio              70.42%                   9.01% to 95.00%


                                 MORTGAGE RATES

                                Number of        Aggregate         Percent of
                                 Mortgage    Principal Balance   Mortgage Loans
Mortgage Rates(%)                 Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
3.125                               2            $758,654               0.19  %
3.375                               3           $1,300,548              0.33
3.500                               10          $4,154,989              1.05
3.625                               5           $3,089,446              0.78
3.750                               18          $9,594,882              2.43
3.875                               26          $14,399,322             3.64
4.000                               50          $24,826,524             6.28
4.125                               62          $31,225,191             7.89
4.250                               94          $47,810,637            12.09
4.375                               68          $35,201,852             8.90
4.500                              140          $69,197,816            17.49
4.625                               72          $33,467,018             8.46
4.750                               81          $38,653,382             9.77
4.875                               50          $23,005,368             5.82
5.000                               44          $20,191,491             5.10
5.125                               19          $9,708,298              2.45
5.250                               20          $8,785,265              2.22
5.375                               26          $12,658,262             3.20
5.500                               3           $2,601,269              0.66
5.750                               5           $1,885,935              0.48
5.875                               2            $873,734               0.22
6.000                               1            $380,659               0.10
6.125                               1            $384,908               0.10
6.625                               2           $1,392,243              0.35
--------------------------------------------------------------------------------

                                   804         $395,547,694           100.00  %
--------------------------------------------------------------------------------

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

Range of Current                Number of        Aggregate         Percent of
Mortgage Loan                    Mortgage    Principal Balance   Mortgage Loans
Principal Balances                Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
$100,000.01 - $150,000.00           2            $241,434               0.06  %
$150,000.01 - $200,000.00           1            $163,805               0.04
$250,000.01 - $300,000.00           1            $294,108               0.07
$300,000.01 - $350,000.00          107          $35,910,702             9.08
$350,000.01 - $400,000.00          231          $86,939,433            21.98
$400,000.01 - $450,000.00          104          $44,376,379            11.22
$450,000.01 - $500,000.00          102          $48,354,983            12.22
$500,000.01 - $550,000.00           53          $27,734,459             7.01
$550,000.01 - $600,000.00           49          $28,184,177             7.13
$600,000.01 - $650,000.00           51          $32,061,985             8.11
$650,000.01 - $700,000.00           16          $10,788,303             2.73
$700,000.01 - $750,000.00           12          $8,642,404              2.18
$750,000.01 - $1,000,000.00         65          $58,508,118            14.79
$1,000,000.01 - $1,500,000.00       8           $9,880,541              2.50
$1,500,000.01 - $2,000,000.00       2           $3,466,862              0.88
--------------------------------------------------------------------------------

                                   804         $395,547,694           100.00  %
--------------------------------------------------------------------------------

                    DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                Number of        Aggregate         Percent of
                                 Mortgage     Principal Balance  Mortgage Loans
Type of Program                   Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
PREFERRED                          433         $212,413,257            53.70  %
FULL/ALT                           286         $144,141,981            36.44
STREAMLINE                          63          $29,314,450             7.41
REDUCED                             12          $4,982,228              1.26
NO RATIO                            10          $4,695,779              1.19
--------------------------------------------------------------------------------

Total                              804         $395,547,694           100.00  %
--------------------------------------------------------------------------------


                          ORIGINAL LOAN-TO-VALUE RATIOS

                                Number of        Aggregate         Percent of
Range of Original                Mortgage    Principal Balance   Mortgage Loans
Loan-to-Value Ratios (%)          Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
0.01 - 50.00                        59          $34,680,962             8.77  %
50.01 - 55.00                       33          $17,848,074             4.51
55.01 - 60.00                       45          $28,884,462             7.30
60.01 - 65.00                       51          $28,864,003             7.30
65.01 - 70.00                       72          $37,699,935             9.53
70.01 - 75.00                      102          $49,699,775            12.56
75.01 - 80.00                      413         $187,232,079            47.33
85.01 - 90.00                       8           $3,063,396              0.77
90.01 - 95.00                       21          $7,575,008              1.92
--------------------------------------------------------------------------------

                                   804         $395,547,694           100.00  %
--------------------------------------------------------------------------------


                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                Number of        Aggregate         Percent of
                                Mortgage     Principal Balance   Mortgage Loans
State                             Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
California                         405         $203,277,894            51.39  %
Colorado                            29          $14,587,703             3.69
Florida                             39          $17,970,684             4.54
Georgia                             18          $8,034,898              2.03
Illinois                            49          $24,209,176             6.12
Massachusetts                       56          $26,137,573             6.61
New York                            20          $9,917,124              2.51
Texas                               21          $10,920,781             2.76
Virginia                            17          $7,932,830              2.01
Other (less than 2%)               150          $72,559,031            18.34
--------------------------------------------------------------------------------

Total                              804         $395,547,694           100.00  %
--------------------------------------------------------------------------------

                            PURPOSE OF MORTGAGE LOANS

                                Number of        Aggregate         Percent of
                                 Mortgage     Principal Balance  Mortgage Loans
Finance Type                      Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
Purchase                           380         $177,356,417            44.84  %
Refinance (rate/term)              337         $175,068,540            44.26
Refinance (cash out)                87          $43,122,737            10.90
--------------------------------------------------------------------------------

Total                              804         $395,547,694           100.00  %
--------------------------------------------------------------------------------


                          TYPES OF MORTGAGED PROPERTIES

                                Number of        Aggregate         Percent of
                                 Mortgage     Principal Balance  Mortgage Loans
Property Type                     Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
Single Family Detached
Dwelling                           474         $239,737,690            60.61  %
Planned Unit Development           239         $115,764,803            29.27
Low-Rise Condominium                74          $31,275,299             7.91
High-Rise Condominium               10          $4,635,629              1.17
2-4 Unit Property                   7           $4,134,273              1.05
--------------------------------------------------------------------------------

Total                              804         $395,547,694           100.00  %
--------------------------------------------------------------------------------


                                 OCCUPANCY TYPES

                                Number of        Aggregate         Percent of
                                Mortgage     Principal Balance   Mortgage Loans
Occupancy Types                   Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
Primary Residence                  754         $372,050,096            94.06  %
Secondary Residence                 38          $17,535,313             4.43
Investor Property                   12          $5,962,285              1.51
--------------------------------------------------------------------------------

Total                              804         $395,547,694           100.00  %
--------------------------------------------------------------------------------

                           REMAINING TERMS TO MATURITY

                                Number of        Aggregate         Percent of
Remaining Terms to               Mortgage    Principal Balance   Mortgage Loans
Maturity (Months)                 Loans         Outstanding      in Loan Group 2
--------------------------------------------------------------------------------
349                                 23          $10,695,335             2.70  %
348                                717         $351,389,015            88.84
347                                 56          $29,434,831             7.44
346                                 4           $1,814,714              0.46
345                                 3           $1,344,043              0.34
343                                 1            $869,756               0.22
--------------------------------------------------------------------------------

                                   804         $395,547,694           100.00  %
--------------------------------------------------------------------------------

                                    EXHIBIT 2

    THE                                                                                            Distribution Date 8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew              Countrywide Home Loans LP
           212-815-3236                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                          Series 2003-42
           212-815-8318



                                         Certificateholder Monthly Distribution Summary

                                                    Certificate                               Pass
                                    Class              Rate             Beginning            Through           Principal
  Class         Cusip            Description           Type              Balance            Rate (%)         Distribution
-------------------------------------------------------------------------------------------------------------------------------
   1A1        12669EH33            Senior           Fix-30/360           66,382,748.27      3.803527           2,862,332.45
   2A1        12669EH41            Senior           Var-Act/360         137,440,686.80      1.580000           6,500,868.49
   2A2        12669EH58            Senior           Fix-30/360          104,000,000.00      3.626000                   0.00
   2A3        12669EH66            Senior           Fix-30/360           35,200,000.00      3.775000                   0.00
   2A4        12669EH74            Senior           Fix-30/360          106,600,000.00      3.791000                   0.00
   2X1        12669EH82           Strip IO          Fix-30/360          383,240,686.80      0.390000                   0.00
   2X2        12669EH90           Strip IO          Fix-30/360          383,240,686.80      0.056818                   0.00
   2X3        12669EJ23           Strip IO          Fix-30/360          383,240,686.80      0.839171                   0.00
   AR         12669EJ31            Senior           Fix-30/360                    0.00      0.000000                   0.00
-------------------------------------------------------------------------------------------------------------------------------

    M         12669EJ49            Junior           Fix-30/360            9,027,387.80      4.165728               8,169.75
   B1         12669EJ56            Junior           Fix-30/360            4,814,738.86      4.165728               4,357.32
   B2         12669EJ64            Junior           Fix-30/360            3,309,514.04      4.165728               2,995.10
   B3         12669EJ72            Junior           Fix-30/360            1,805,279.50      4.165728               1,633.77
   B4         12669EJ80            Junior           Fix-30/360            1,203,189.58      4.165728               1,088.88
   B5         12669EJ98            Junior           Fix-30/360            2,411,130.21      4.165728               2,182.02
-------------------------------------------------------------------------------------------------------------------------------

 Totals                                                                 472,194,675.06                         9,383,627.78
-------------------------------------------------------------------------------------------------------------------------------


                                                                         Current                              Cumulative
                                  Interest             Total             Realized            Ending            Realized
  Class         Cusip           Distribution       Distribution           Losses             Balance            Losses
-------------------------------------------------------------------------------------------------------------------------------

   1A1        12669EH33             210,407.17        3,072,739.62         0.00              63,520,415.82        0.00
   2A1        12669EH41             186,995.69        6,687,864.18         0.00             130,939,818.31        0.00
   2A2        12669EH58             314,253.33          314,253.33         0.00             104,000,000.00        0.00
   2A3        12669EH66             110,733.33          110,733.33         0.00              35,200,000.00        0.00
   2A4        12669EH74             336,767.17          336,767.17         0.00             106,600,000.00        0.00
   2X1        12669EH82             124,553.22          124,553.22         0.00             376,739,818.31        0.00
   2X2        12669EH90              18,145.88           18,145.88         0.00             376,739,818.31        0.00
   2X3        12669EJ23             261,971.68          261,971.68         0.00             376,739,818.31        0.00
   AR         12669EJ31                   0.00                0.00         0.00                       0.00        0.00
-------------------------------------------------------------------------------------------------------------------------------

    M         12669EJ49              31,338.03           39,507.78         0.00               9,019,218.05        0.00
   B1         12669EJ56              16,714.08           21,071.39         0.00               4,810,381.54        0.00
   B2         12669EJ64              11,488.78           14,483.87         0.00               3,306,518.95        0.00
   B3         12669EJ72               6,266.92            7,900.69         0.00               1,803,645.73        0.00
   B4         12669EJ80               4,176.80            5,265.68         0.00               1,202,100.69        0.00
   B5         12669EJ98               8,370.09           10,552.12         0.04               2,408,948.15        0.04
-------------------------------------------------------------------------------------------------------------------------------

 Totals                           1,642,182.17       11,025,809.94         0.04             462,811,047.24        0.04
-------------------------------------------------------------------------------------------------------------------------------

    THE                                                                                            Distribution Date 8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                    Countrywide Home Loans LP
           212-815-3236                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                           Series 2003-42
           212-815-8318


                          Principal Distribution Detail

                                  Original           Beginning          Scheduled                             Unscheduled
                                 Certificate        Certificate         Principal           Accretion          Principal
  Class         Cusip              Balance            Balance          Distribution         Principal         Adjustments
----------------------------------------------------------------------------------------------------------------------------
   1A1        12669EH33            97,214,000.00      66,382,748.27     2,862,332.45            0.00               0.00
   2A1        12669EH41           241,960,000.00     137,440,686.80     6,500,868.49            0.00               0.00
   2A2        12669EH58           104,000,000.00     104,000,000.00             0.00            0.00               0.00
   2A3        12669EH66            35,200,000.00      35,200,000.00             0.00            0.00               0.00
   2A4        12669EH74           106,600,000.00     106,600,000.00             0.00            0.00               0.00
   2X1        12669EH82           487,760,000.00     383,240,686.80             0.00            0.00               0.00
   2X2        12669EH90           487,760,000.00     383,240,686.80             0.00            0.00               0.00
   2X3        12669EJ23           487,760,000.00     383,240,686.80             0.00            0.00               0.00
   AR         12669EJ31                   100.00               0.00             0.00            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------

    M         12669EJ49             9,116,000.00       9,027,387.80         8,169.75            0.00               0.00
   B1         12669EJ56             4,862,000.00       4,814,738.86         4,357.32            0.00               0.00
   B2         12669EJ64             3,342,000.00       3,309,514.04         2,995.10            0.00               0.00
   B3         12669EJ72             1,823,000.00       1,805,279.50         1,633.77            0.00               0.00
   B4         12669EJ80             1,215,000.00       1,203,189.58         1,088.88            0.00               0.00
   B5         12669EJ98             2,434,797.70       2,411,130.21         2,182.02            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------

 Totals                           607,766,897.70     472,194,675.06     9,383,627.78            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------


                                     Net              Current             Ending             Ending
                                  Principal          Realized          Certificate         Certificate
  Class         Cusip           Distribution          Losses             Balance             Factor
----------------------------------------------------------------------------------------------------------
   1A1        12669EH33           2,862,332.45          0.00             63,520,415.82  0.65340810807
   2A1        12669EH41           6,500,868.49          0.00            130,939,818.31  0.54116307784
   2A2        12669EH58                   0.00          0.00            104,000,000.00  1.00000000000
   2A3        12669EH66                   0.00          0.00             35,200,000.00  1.00000000000
   2A4        12669EH74                   0.00          0.00            106,600,000.00  1.00000000000
   2X1        12669EH82                   0.00          0.00            376,739,818.31  0.77238768721
   2X2        12669EH90                   0.00          0.00            376,739,818.31  0.77238768721
   2X3        12669EJ23                   0.00          0.00            376,739,818.31  0.77238768721
   AR         12669EJ31                   0.00          0.00                      0.00  0.00000000000
----------------------------------------------------------------------------------------------------------

    M         12669EJ49               8,169.75          0.00              9,019,218.05  0.98938328765
   B1         12669EJ56               4,357.32          0.00              4,810,381.54  0.98938328765
   B2         12669EJ64               2,995.10          0.00              3,306,518.95  0.98938328765
   B3         12669EJ72               1,633.77          0.00              1,803,645.73  0.98938328765
   B4         12669EJ80               1,088.88          0.00              1,202,100.69  0.98938328765
   B5         12669EJ98               2,182.02          0.04              2,408,948.15  0.98938328558
----------------------------------------------------------------------------------------------------------

 Totals                           9,383,627.78          0.04            462,811,047.24
----------------------------------------------------------------------------------------------------------


    THE                                                                                            Distribution Date 8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew               Countrywide Home Loans LP
           212-815-3236                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                           Series 2003-42
           212-815-8318


                          Interest Distribution Detail

              Beginning             Pass              Accrued           Cumulative
             Certificate           Through            Optimal             Unpaid            Deferred
  Class        Balance            Rate (%)           Interest            Interest           Interest
----------------------------------------------------------------------------------------------------------
   1A1         66,382,748.27      3.803527             210,407.17          0.00                0.00
   2A1        137,440,686.80      1.580000             180,963.57          0.00                0.00
   2A2        104,000,000.00      3.626000             314,253.33          0.00                0.00
   2A3         35,200,000.00      3.775000             110,733.33          0.00                0.00
   2A4        106,600,000.00      3.791000             336,767.17          0.00                0.00
   2X1        383,240,686.80      0.390000             124,553.22          0.00                0.00
   2X2        383,240,686.80      0.056818              18,145.88          0.00                0.00
   2X3        383,240,686.80      0.839171             268,003.80          0.00                0.00
   AR                   0.00      0.000000                   0.00          0.00                0.00
----------------------------------------------------------------------------------------------------------

    M           9,027,387.80      4.165728              31,338.03          0.00                0.00
   B1           4,814,738.86      4.165728              16,714.08          0.00                0.00
   B2           3,309,514.04      4.165728              11,488.78          0.00                0.00
   B3           1,805,279.50      4.165728               6,266.92          0.00                0.00
   B4           1,203,189.58      4.165728               4,176.80          0.00                0.00
   B5           2,411,130.21      4.165728               8,370.09          0.00                0.00
----------------------------------------------------------------------------------------------------------

 Totals       472,194,675.06                         1,642,182.17          0.00                0.00
----------------------------------------------------------------------------------------------------------


                Total                Net            Unscheduled
               Interest          Prepayment          Interest            Interest
  Class          Due            Int Shortfall       Adjustment             Paid
----------------------------------------------------------------------------------------
   1A1          210,407.17           0.00               0.00              210,407.17
   2A1          180,963.57           0.00               0.00              186,995.69
   2A2          314,253.33           0.00               0.00              314,253.33
   2A3          110,733.33           0.00               0.00              110,733.33
   2A4          336,767.17           0.00               0.00              336,767.17
   2X1          124,553.22           0.00               0.00              124,553.22
   2X2           18,145.88           0.00               0.00               18,145.88
   2X3          268,003.80           0.00               0.00              261,971.68
   AR                 0.00           0.00               0.00                    0.00
----------------------------------------------------------------------------------------

    M            31,338.03           0.00               0.00               31,338.03
   B1            16,714.08           0.00               0.00               16,714.08
   B2            11,488.78           0.00               0.00               11,488.78
   B3             6,266.92           0.00               0.00                6,266.92
   B4             4,176.80           0.00               0.00                4,176.80
   B5             8,370.09           0.00               0.00                8,370.09
----------------------------------------------------------------------------------------

 Totals       1,642,182.17           0.00               0.00            1,642,182.17
----------------------------------------------------------------------------------------

    THE                                                                                            Distribution Date 8/25/04
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew               Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318


                           Current Payment Information
                               Factors per $1,000


                                    Original          Beginning Cert.
                                   Certificate           Notional             Principal
  Class          Cusip               Balance              Balance            Distribution
--------------------------------------------------------------------------------------------
   1A1         12669EH33             97,214,000.00    682.851731944        29.443623876
   2A1         12669EH41            241,960,000.00    568.030611670        26.867533830
   2A2         12669EH58            104,000,000.00  1,000.000000000         0.000000000
   2A3         12669EH66             35,200,000.00  1,000.000000000         0.000000000
   2A4         12669EH74            106,600,000.00  1,000.000000000         0.000000000
   2X1         12669EH82            487,760,000.00    785.715693783         0.000000000
   2X2         12669EH90            487,760,000.00    785.715693783         0.000000000
   2X3         12669EJ23            487,760,000.00    785.715693783         0.000000000
   AR          12669EJ31                    100.00      0.000000000         0.000000000
--------------------------------------------------------------------------------------------

    M          12669EJ49              9,116,000.00    990.279486231         0.896198586
   B1          12669EJ56              4,862,000.00    990.279486231         0.896198586
   B2          12669EJ64              3,342,000.00    990.279486231         0.896198586
   B3          12669EJ72              1,823,000.00    990.279486231         0.896198586
   B4          12669EJ80              1,215,000.00    990.279486231         0.896198586
   B5          12669EJ98              2,434,797.70    990.279483301         0.896182855
--------------------------------------------------------------------------------------------

 Totals                             607,766,897.70    776.933848893        15.439517709
--------------------------------------------------------------------------------------------


                                                       Ending Cert.              Pass
                                    Interest             Notional              Through
  Class          Cusip            Distribution            Balance              Rate (%)
--------------------------------------------------------------------------------------------
   1A1         12669EH33          2.164371114          653.408108068         3.803527
   2A1         12669EH41          0.772837204          541.163077841         1.580000
   2A2         12669EH58          3.021666667        1,000.000000000         3.626000
   2A3         12669EH66          3.145833333        1,000.000000000         3.775000
   2A4         12669EH74          3.159166667        1,000.000000000         3.791000
   2X1         12669EH82          0.255357600          772.387687212         0.390000
   2X2         12669EH90          0.037202481          772.387687212         0.056818
   2X3         12669EJ23          0.537091356          772.387687212         0.839171
   AR          12669EJ31          0.000000000            0.000000000         0.000000
--------------------------------------------------------------------------------------------

    M          12669EJ49          3.437695665          989.383287645         4.165728
   B1          12669EJ56          3.437695665          989.383287645         4.165728
   B2          12669EJ64          3.437695665          989.383287645         4.165728
   B3          12669EJ72          3.437695665          989.383287645         4.165728
   B4          12669EJ80          3.437695665          989.383287645         4.165728
   B5          12669EJ98          3.437695655          989.383285583         4.165728
--------------------------------------------------------------------------------------------

 Totals                           2.701993439          761.494331118
--------------------------------------------------------------------------------------------


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew              Countrywide Home Loans LP
           212-815-3236                     Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                           Series 2003-42
           212-815-8318

Pool Level Data
Distribution Date                                   8/25/04
Cut-off Date                                        8/ 1/03
Determination Date                                  8/ 1/04
Accrual Period 30/360                      Begin    7/ 1/04
                                           End      8/ 1/04
Number of Days in 30/360 Accrual Period                  30

Accrual Period Actual Days                 Begin    7/26/04
                                           End      8/25/04
Number of Days in Actual Accrual Period                  30

          Collateral Information                                        Group 1               Group 2                Total


Cut-Off Date Balance                                                101,002,388.98        506,764,508.72        607,766,897.70

Beginning Aggregate Pool Stated Principal Balance                    70,129,478.37        402,065,196.69        472,194,675.06
Ending Aggregate Pool Stated Principal Balance                       67,263,353.00        395,547,694.25        462,811,047.25

Beginning Aggregate Loan Count                                                 138                   819                   957
Loans Paid Off or Otherwise Removed Pursuant to PSA                              6                    15                    21
Ending Aggregate Loan Count                                                    132                   804                   936

Beginning Weighted Average Loan Rate (WAC)                               4.073521%             4.502057%             4.438412%
Ending Weighted Average Loan Rate (WAC)                                  4.055861%             4.501470%             4.436706%

Beginning Net Weighted Average Loan Rate                                 3.803527%             4.237818%             4.173318%
Ending Net Weighted Average Loan Rate                                    3.785410%             4.237147%             4.171493%

Weighted Average Maturity (WAM) (Months)                                       347                   348                   348

Servicer Advances                                                        11,563.14             52,723.43             64,286.57

Aggregate Pool Prepayment                                             2,795,131.36          6,162,224.44          8,957,355.80
Pool Prepayment Rate (CPR)                                                 38.6502               16.9316               20.5492


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew               Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318

------------------------------------------------------------------------------------------------------------------------------------
   Delinquency Information                     Group 1                          Group 2                           Total
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance            1,238,717.36     1.841593%       9,238,107.31    2.335523%       10,476,824.67     2.263737%
                 # of loans                    3     2.272727%                 18    2.238806%                  21     2.243590%

60-89 Days       Balance              393,876.35     0.585573%         455,468.04    0.115149%          849,344.39     0.183519%
                 # of loans                    1     0.757576%                  1    0.124378%                   2     0.213675%

90+ Days         Balance                    0.00     0.000000%         394,230.32    0.099667%          394,230.32     0.085182%
                 # of loans                    0     0.000000%                  1    0.124378%                   1     0.106838%

Total            Balance            1,632,593.71     2.427167%      10,087,805.67    2.550339%       11,720,399.38     2.532437%
                 # of loans                    4     3.030303%                 20    2.487562%                  24     2.564103%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  Foreclosure Information                      Group 1                          Group 2                           Total
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

60-89 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

90+ Days         Balance              586,460.48     0.871887%         399,966.60    0.101117%          986,427.08     0.213138%
                 # of loans                    1     0.757576%                  1    0.124378%                   2     0.213675%

Total            Balance              586,460.48     0.871887%         399,966.60    0.101117%          986,427.08     0.213138%
                 # of loans                    1     0.757576%                  1    0.124378%                   2     0.213675%
------------------------------------------------------------------------------------------------------------------------------------

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew               Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318



------------------------------------------------------------------------------------------------------------------------------------
   Bankruptcy Information                      Group 1                         Group 2                            Total
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

60-89 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

90+ Days         Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

Total            Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
     REO Information                           Group 1                          Group 2                           Total
------------------------------------------------------------------------------------------------------------------------------------
30-59 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

60-89 Days       Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

90+ Days         Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

Total            Balance                    0.00     0.000000%               0.00    0.000000%                0.00     0.000000%
                 # of loans                    0     0.000000%                  0    0.000000%                   0     0.000000%

------------------------------------------------------------------------------------------------------------------------------------


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew              Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318


------------------------------------------------------------------------------------------------------------------------------------
                                                        Aggregate Book Value / Loss Info
------------------------------------------------------------------------------------------------------------------------------------
                                                                     Group 1                                         Group 2
                                                                     -------                                         -------
Book Value of all REO Loans                                                0.00                                            0.00
Percentage of Total Pool Balance                                      0.000000%                                       0.000000%

Current Realized Losses                                                    0.00                                            0.00
Additional (Gains)/Losses                                                  0.00                                            0.00
Cumulative Losses                                                          0.00                                            0.00

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                    Senior/Subordinate Allocation Percentages
------------------------------------------------------------------------------------------------------------------------------------

                                                                     Group 1                                         Group 2
                                                                     --------                                        --------
Senior Percentage                                                    94.6574105670%                                  95.3180454202%
Senior Prepayment Percentage                                        100.0000000000%                                 100.0000000000%

Subordinate Percentage                                                5.3425894330%                                   4.6819545798%
Subordinate Prepayment Percentage                                     0.0000000000%                                   0.0000000000%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------

Protection                                                              Original                                         Current
Bankruptcy Loss                                                       180,222.00                                      180,222.00
Bankruptcy Percentage                                                  0.029653%                                       0.038941%
Credit/Fraud Loss                                                   6,656,816.00                                    4,721,946.75
Credit/Fraud Loss Percentage                                           1.095291%                                       1.020275%
Special Hazard Loss                                                12,155,337.00                                    5,977,613.36
Special Hazard Loss Percentage                                         2.000000%                                       1.291588%
------------------------------------------------------------------------------------------------------------------------------------


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew               Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318


------------------------------------------------------------------------------------------------------------------------------------
                                                           Class Subordination Levels
------------------------------------------------------------------------------------------------------------------------------------
Class                                                                Original                                        Current
-----                                                                --------                                        -------

Class A                                                            584,974,100.00                                  440,260,234.13
Class A Percentage                                                     96.249747%                                      95.127425%

Class M                                                              9,116,000.00                                    9,019,218.05
Class M Percentage                                                      1.499917%                                       1.948791%

Class B1                                                             4,862,000.00                                    4,810,381.54
Class B1 Percentage                                                     0.799978%                                       1.039383%

Class B2                                                             3,342,000.00                                    3,306,518.95
Class B2 Percentage                                                     0.549882%                                       0.714443%

Class B3                                                             1,823,000.00                                    1,803,645.73
Class B3 Percentage                                                     0.299951%                                       0.389715%

Class B4                                                             1,215,000.00                                    1,202,100.69
Class B4 Percentage                                                     0.199912%                                       0.259739%

Class B5                                                             2,434,797.70                                    2,408,948.15
Class B5 Percentage                                                     0.400614%                                       0.520504%
------------------------------------------------------------------------------------------------------------------------------------


    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew              Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318


------------------------------------------------------------------------------------------------------
     Certificate Account - Deposits
------------------------------------------------------------------------------------------------------
Beginning Balance                                                                                 0.00

Payments of Interest and Principal                                                       11,122,793.37
Liquidation Proceeds                                                                              0.00
All Other Proceeds                                                                                0.00
Other Amounts                                                                                     0.00
                                                                                         -------------

Total Deposits                                                                           11,122,793.37

------------------------------------------------------------------------------------------------------

    Certificate Account - Withdrawals
------------------------------------------------------------------------------------------------------
Reimbursement of Servicer Advances                                                                0.00
Payment of Master Servicer Fees                                                              94,585.54
Payment of Sub Servicer Fees                                                                  2,397.87
Payment of Other Fees                                                                             0.00
Payment of Insurance Premium(s)                                                                   0.00
Payment of Personal Mortgage Insurance                                                        2,397.87
Other Permitted Withdrawals per the PSA                                                           0.00
Payment of Principal and Interest                                                        11,025,809.96
                                                                                         -------------

Total Withdrawals                                                                        11,125,191.25

Ending Balance                                                                                   -0.00
------------------------------------------------------------------------------------------------------



    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Officer:    Courtney Bartholomew               Countrywide Home Loans LP
            212-815-3236                     Mortgage Pass-Through Certificates
Associate:  AnnMarie Cassano                           Series 2003-42
            212-815-8318


----------------------------------------------------------------------------------------------------------------------------
                                                   Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------

Group                            Loan ID         Liquidation Balance       Liquidation Proceeds          Realized Loss
-----                            -------         -------------------       --------------------          -------------
Group 1
                                   N/A

Group 2
                                   N/A

----------------------------------------------------------------------------------------------------------------------------
